UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 10, 2021

Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-06479	13-2637623
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Harbor Place

302 Knights Run Avenue, Suite 1200

Tampa, Florida 33602

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 209-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock (par value $0.01 per share)	OSG	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 10, 2021, Overseas Shipholding Group, Inc. (“OSG”) announced via press release that it would exercise options to extend the charter agreements with American Shipping Company (“AMSC”) for two of its handysize product carriers, and its intention to redeliver three of the handysize product carriers. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item by reference.

Under the charter agreements with AMSC, OSG has options to extend for one-, three- or five-year terms. OSG declared its extensions of two of the charter agreements for additional one-year terms ending December 2023. The charter agreements provide that each one-year option is only usable once, while the three- and five-year options are available indefinitely. For the three vessels for which options to extend were not declared, the charter agreements will expire on December 11, 2022.

The lease payments for the charters-in are fixed throughout the option periods, and the options are on a vessel-by-vessel basis and can be exercised individually.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated December 10, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date:	December 10, 2021	By:	/s/ Richard Trueblood
Richard Trueblood
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated December 10, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)